                                                                     EXHIBIT 4.2

                               AMENDMENT NO. 2 TO
                AMENDED AND RESTATED SECOND LIEN CREDIT AGREEMENT

          Amendment No. 2 (this "Amendment"), dated as of April 9, 2007, among Tecumseh Products Company, a Michigan corporation (the "Borrower"), Tricap Partners II L.P., as Lender (the "Lender"), Tricap Partners II GP L.P. as Administrative Agent (the "Administrative Agent") and Citicorp USA, Inc., as Collateral Agent for the Secured Parties (in such capacity, the "Collateral Agent"), amends certain provisions of the Amended And Restated Second Lien Credit Agreement, dated as of November 13, 2006 (as the same has heretofore been amended, as amended hereby, and as it may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lender, the Administrative Agent and the Collateral Agent.

                                   WITNESSETH:

          WHEREAS, the Borrower has informed the Lender that (A) a TMT Enforcement Remedy has occurred and is continuing and (B) on March 22, 2007, TMT commenced a bankruptcy proceeding in Brazil, which in the case of each of clause
(A) and (B) above constitutes an Event of Default under Section 9.1(e) and
Section 9.1(f) of the Credit Agreement, respectively (collectively, the "Existing Defaults"); and

          WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders constituting the Requisite Lenders waive the Existing Defaults; and

          WHEREAS, the Borrower has informed the Lender of its desire to enter into certain agreements or take certain action in connection with TMT and the TMT Indebtedness; and

          WHEREAS, the Lender and the Administrative Agent have agreed, subject to the conditions herein provided, to waive the Existing Defaults; and

          WHEREAS, the Borrower has requested, and the Lender, the Administrative Agent and the Collateral Agent have agreed, subject to the conditions herein provided, to amend the Credit Agreement as set forth below;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and provisions hereinafter contained, the parties hereto hereby agree as follows:

     1. DEFINED TERMS. Capitalized terms used herein and not defined herein but defined in the Credit Agreement are used herein as defined in the Credit Agreement.

     2. AMENDMENT TO THE CREDIT AGREEMENT. As of the Second Amendment Effective Date (as defined in Section 4), the Credit Agreement is hereby amended as follows:

          (a) Section 1.1 of the Credit Agreement is hereby amended by adding the following defined terms in alphabetical order:

               "Additional Cash Rate" means: 2.5 % per annum.

               "Amendment No. 2 to the Credit Agreement" means that certain Amendment No. 2 to Amended and Restated Second Lien Credit Agreement, dated as of April 9, 2007, entered into by the Borrower, the Lender, the Administrative Agent, and the Collateral Agent.

               "CEO" means the new chief executive officer of the Borrower.

               "Cross-Over Vendors" means those certain vendors of TMT that are also vendors to (i) the Borrower's U.S. engine business or (ii) TdB.

               "Effective Date" means April 9, 2007.

               "Operations Advisor" means (i) AlixPartners or AP Services, LLC or (ii) a nationally recognized financial operations consulting or management firm acceptable to the Administrative Agent.

               "Professional Fees" means all fees, costs and expenses of each of AP Services, LLC (other than those payable in consideration of the services of Jim Bonsall as interim chief operating officer), BBK, Ltd., Rothschild (other than transaction based fees, when and as paid, payable upon completion of the sale of assets for which it was engaged), Galeazzi, Brazilian consultant engaged in connection with TdB financing, and other material financial and investment banking service providers. Borrower has previously delivered to Lender copies of the engagement letters for all material financial and investment banking service providers engaged by the Borrower or its Subsidiaries as of the date hereof, together with a description of the terms of their engagements.

               "Restructuring Payments" means all amounts advanced, or directly incurred and paid by the Borrower or any of its Subsidiaries (other than TMT) in connection with the TMT Restructuring, including specifically (i) the reasonable fees and costs of Brazilian restructuring counsel and financial advisors for TMT and (ii) payments of liabilities of TMT, provided that (1) no Restructuring Payments are made prior to the date that they are legally required to be paid; (2) funds of TMT are not otherwise available to make such Restructuring Payments; (3) Restructuring Payments are either (A) required to be made in order to avoid personal liability of TMT management or liability of TdB for claims against TMT, or (B) otherwise reasonably necessary for the orderly administration of the TMT Restructuring; (4) such payments or advances are structured to the fullest extent possible to permit recovery thereof by Borrower and its Subsidiaries as priority claims in the TMT Restructuring; and (5) the aggregate amount of all Restructuring Payments shall not exceed $6,500,000.

               "Settlement Agreement" means that certain Settlement and Release Agreement, dated as of April 2, 2007, entered into by the Borrower, the

     Herrick Entities (as defined therein) and the Defendant Directors (as defined therein) attached hereto as Exhibit C.

               "TdB" means Tecumseh do Brasil Ltda.

               "TMT Restructuring" means and includes any or all of: (a)(i) TMT's commencement of a voluntary case under the bankruptcy laws or equivalents thereof (as now or hereafter in effect) of Brazil, (ii) TMT's filing of a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, (iii) TMT's consent to, or failure of TMT to contest, any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) TMT's application for or consent to, or failure to contest, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) TMT's admission in writing of its inability to pay its debts as they become due, and (vi) TMT's making of a general assignment for the benefit of creditors.

               "TPIL" means Tecumseh Power International Limited, a company incorporated under the laws of the United Kingdom

               "Warrants" means warrants in substantially the form attached hereto as Exhibit A to purchase a number of shares of Class A Common Stock equal to 7% of the fully diluted Common Stock of Borrower, at a per share price equal to 65% of the lowest daily closing price of the Class A Common Stock for the period commencing March 27, 2007 and ending twelve months following the Second Amendment Effective Date, which warrants shall expire unless exercised on or before the fifth anniversary of the Second Amendment Effective Date.

          (b) Clause (b) in the definition of "Change of Control" is hereby deleted in its entirety and replaced with the following in lieu thereof:

               or (b) during any period of twelve consecutive calendar months, individuals who, as of the Effective Date, constituted the board of directors of the Borrower (together with any new directors whose election by the board of directors of the Borrower or whose nomination for election by the stockholders of the Borrower was approved by a vote of at least two-thirds of the Independent Directors (as such term is defined in Marketplace Rule 4200(a)(15) of The NASDAQ Stock Market LLC ("Nasdaq"), or a comparable successor rule of Nasdaq, whether or not the securities of Borrower are listed on Nasdaq) then still in office who either were Independent Directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office.

          (c) The definition of "EBITDA" in Section 1.1 of the Credit Agreement is hereby amended as follows:

               (i) by deleting clause (b)(ix)(y) in its entirety and inserting the following in lieu thereof:

                    (y)(a) BBK, Ltd. and AP Services, LLC, financial advisors to the Loan Parties and Korn/Ferry International, in connection with certain financial and management search services provided to the Loan Parties, (b) financial advisors to the First Lien Lenders, and (c) Wachovia, Felsberg E Associados, Rothschild Inc., Miller, Canfield, Paddock and Stone, P.L.C., expenses of counsel to the First Lien Lenders and First Lien Administrative Agent, Kirkland & Ellis LLP, and Squire, Sanders & Dempsey L.L.P., in each case under this clause (y)(c) for work performed in March and April 2007 but prior to the Effective Date and

               (ii) by deleting the proviso to clause (b)(ix) which reads "provided, however, all such fees and costs payable under clauses (x),
          (y) and (z) do not exceed $2,400,000 per Fiscal Quarter" and inserting in lieu thereof "provided, however, all such fees and costs payable under clauses (x), (y) and (z) do not exceed (i) $6,000,000 in the Fiscal Quarter ending March 31, 2007, (ii) $4,500,000 in the Fiscal Quarter ending June 30, 2007, and (iii) $2,400,000 per Fiscal Quarter for each Fiscal Quarter thereafter";

          (d) The following existing definitions are hereby deleted in their entirety from the Credit Agreement:

               "TMT Guaranty Agreement" and "TMT Guaranty Conditions".

          (e) Article II Section 2.7(e) is hereby amended by deleting the existing Section 2.7(e) in its entirety and inserting the following in lieu thereof:

               (e) Additional Interest; Payments.

                    (i) If Borrower shall not have disposed of its Engine and
               Powertrain Products Segment (as reported on the Financial Statements) on or before December 31, 2007, additional PIK interest shall accrue on the Loan at the Additional PIK Rate from and after January 1, 2008.

                    (ii) If the Borrower shall not have engaged and have in
               place the CEO on or before May 1, 2007, additional cash interest shall accrue on the Loan at the Additional Cash Rate during the period beginning on May 1, 2007 and ending on that date on which the CEO assumes his duties with the Borrower, provided, however, that no such cash interest shall accrue if the failure to meet such deadline is as a result of (x) the inability of an engaged candidate to undertake his duties by such date due to a personal emergency on the part of the candidate or (y) the inability to reach agreement with a candidate on the terms of employment despite the Borrowers best commercially reasonable efforts to do so.

                    (iii) Interest (a) accrued at the Additional PIK Rate under this clause (e) will be added to the principal amount outstanding under the Loan on the last day of each calendar month and (b) accrued at the Additional Cash Rate shall be payable in cash on the last day of each calendar month.

          (f) Article V (Financial Covenants) of the Credit Agreement is hereby amended as follows:

               (i) Section 5.2 of the Credit Agreement is hereby amended as follows:

                    (1) by deleting the number "$50,000,000" set forth opposite September 30, 2007 in the table under the heading "Minimum Cumulative EBITDA" and inserting "$40,000,000" in lieu thereof; and

                    (2) by deleting the number "$80,000,000" set forth opposite December 31, 2007 in the table under the heading "Minimum EBITDA and inserting "$60,000,000" in lieu thereof

               (ii) Section 5.3 of the Credit Agreement is hereby amended in its entirety as follows:

          Section 5.3 Capital Expenditures

               (a) The Borrower shall not make or incur, or permit to be made or incurred, Capital Expenditures (it being understood that any Capital Expenditures financed solely through the proceeds obtained from property loss insurance shall not be covered under this Section 5.3), during the four Fiscal Quarters ending on the last day of each Fiscal Quarter set forth below to be, in the aggregate, in excess of the maximum amount set forth opposite such Fiscal Quarter:

  FISCAL QUARTER     MAXIMUM CAPITAL EXPENDITURES
  --------------     ----------------------------
  March 31, 2007             $52,100,000
  June 30, 2007              $49,300,000
September 30, 2007           $46,500,000
December 31, 2007            $40,000,000
  March 31, 2008             $43,800,000
  June 30, 2008              $47,500,000
September 30, 2008           $51,300,000
December 31, 2008            $55,000,000
  March 31, 2009             $58,800,000

  June 30, 2009              $62,500,000
September 30, 2009           $66,300,000

               (b) For purposes of Section 5.3(a), the aggregate Capital Expenditures in connection with the acquisition, construction and startup of the new plant to replace the Hyderabad facility covered by this Section 5.3 and counted toward the limits established in Section 5.3(a) above shall be equal to the amount calculated as follows:

                                   X - Y = CCE

                    Where

               X is the aggregate Capital Expenditures in connection with the acquisition, construction and startup of the new Hyderabad Indian plant;

               Y is the Net Cash Proceeds from the sale of the current Hyderabad Indian plant and realty; and

               CCE is the amount of Capital Expenditures charged against the amounts set forth opposite the applicable period in the chart in
               Section 5.3(a) above;

          provided, however, that (1) in no event shall the Capital Expenditures amount set forth above for any period be increased in the event CCE is a negative number and (2) in no event shall the aggregate Capital Expenditures in connection with the acquisition, construction and startup of the new Hyderabad Indian plant exceed $25,000,000 and (3) all such Capital Expenditures shall be funded solely by financial institutions located in India.

               (c) In the event that the Borrower completes the sale or disposition of one or more Subject Units, the Borrower shall promptly provide Lender with a schedule of the budgeted Capital Expenditures for such Subject Units for the periods following the date of consummation of such sale, and the amounts set forth for such periods in clause (a) above shall be, subject to the prior review by and approval of the Administrative Agent, correspondingly reduced

          (g) by inserting a new Section 5.4 immediately after the existing
Section 5.3 to read as follow:

               5.4 Professional Fees

               For each Fiscal Quarter during the period beginning on the Second Amendment Effective Date and ending on that date on which the CEO assumes his or her duties with the Borrower, neither the Borrower nor its Subsidiaries, on a consolidated basis, shall make or incur, or permit to be made or incurred, Professional Fees during each Fiscal Quarter set forth below, in excess of the maximum amount set forth opposite such Fiscal Quarter. Notwithstanding the introductory paragraph to this Article V, any amendments to or waivers of the provisions of this Section 5.4 shall not require the consent of the Requisite Lenders but only of the Administrative Agent.

FISCAL QUARTER ENDING   MAXIMUM PROFESSIONAL FEES
---------------------   -------------------------
    June 30, 2007              $7,431,000
  September 30, 2007           $3,160,000
  December 31, 2007            $1,683,000

          (h) Article VII (Affirmative Covenants) of the Credit Agreement is hereby amended as follows:

               (i) by deleting the introductory paragraph therein and inserting the following in lieu thereof:

                    The Borrower agrees with the Lenders and the Administrative
               Agent to each of the following (except that the following shall have no application to (x) Tecumseh Italy as long as the Borrower is diligently pursuing the dissolution or liquidation of Tecumseh Italy, (y) TMT so long as there is a TMT Restructuring or (z) TPIL so long as any Loan Party is pursuing the discontinuance of operation and liquidation of TPIL provided such discontinuance and liquidation is funded entirely from existing funds available to TPIL or funds from the proceeds of the sale or liquidation of TPIL's assets), as long as any Obligation remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

               (ii) by inserting the following immediately after the term "Borrower" and immediately preceding the period in Section 7.14(a)

                    , it being understood that the Borrower shall not engage a new CEO unless such person shall have been recommended to the Borrower's board of directors by a majority of the membership of the Advisory Board

               (iii) by deleting in its entirety Section 7.14(b) and inserting the following in lieu thereof:

                    (b) Concurrently with the Borrower's engagement of the CEO, any person holding such position shall resign, or the Borrower's board of directors shall remove such person, from the position of chief executive officer.

               (iv) by inserting a new section 7.14(c) immediately after the existing Section 7.14(b) to read as follows:

                    (c) At all times prior to the engagement of a new CEO, the
               Borrower shall maintain an interim chief operating officer of the Borrower who shall be a person from a nationally recognized operations consulting or management firm and the Borrower shall provide the Administrative Agent with not less than thirty (30) days' advance notice of such change in staffing of the chief operating officer position, which notice shall include the name of the person to serve and the company that will be providing his services.

               (v) by inserting a new section 7.14(d) immediately after the existing Section 7.14(c) to read as follows:

                    (d) From and after the Second Amendment Effective Date the
               Borrower undertakes and agrees to use all reasonable efforts to engage the CEO and have him or her in place on or prior to July 1, 2007 and, in the event the CEO is not engaged and in place by such date, the Borrower will continue to use all reasonable efforts until the CEO is engaged and in place.

               (vi) by inserting a new Section 7.20 immediately after the existing Section 7.19 to read as follows:

                    On or before the Effective Date, the Borrower's President
               and Chief Operating Officer shall deliver to the Lender a letter with regard to the Borrower's efforts to address certain operational items. During the period beginning on the Effective Date and ending on the date on which the CEO assumes his or her duties with the Borrower, the Borrower shall deliver to the Lender copies of all reports (other than any portions thereof containing attorney-client or other privileged information) regarding the items set forth in the above-referenced letter prepared by outside professionals engaged in connection therewith or by management of the Borrower or its Subsidiaries within 3 Business Days of delivery of the same to the Borrower's board of directors.

               (vii) By inserting a new Section 7.21 immediately after the new
          Section 7.20 to read as follows:

               Section 7.21 Retention of the Operations Advisor

               The Borrower shall retain the services of an Operations Advisor, at all times after the Effective Date, and through the date on which a new Chief Executive Officer of the Borrower has been appointed (and such Chief Executive Officer has commenced his/her duties) and for so long thereafter as the Chief Executive Officer shall determine in good faith to be necessary or advisable.

          (i) Article VIII (Negative Covenants) of the Credit Agreement is hereby amended as follows:

               (i) by deleting the introductory paragraph therein and inserting the following in lieu thereof:

                    The Borrower agrees with the Lenders and the Administrative
               Agent to each of the following (except that (A) the following shall have no application to (x) Tecumseh Italy as long as the Borrower is diligently pursuing the dissolution or liquidation of Tecumseh Italy or (y) TPIL so long as any Loan Party is pursuing the discontinuance of the operation and liquidation of TPIL provided such discontinuance and liquidation is funded entirely from existing funds available to TPIL or from the proceeds of the sale or liquidation of TPIL's assets and (z) TMT so long as there is a pending TMT Restructuring, provided, however that (B) neither the Borrower nor any of its Subsidiaries shall be allowed to provide any financial, credit or other support to TMT pursuant to the exceptions to the restrictions imposed on the Borrower and its Subsidiaries under Article VIII (Negative Covenants), except as expressly provided in Section 8.20), as long as any Obligation remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

               (ii) by (A) striking the word "or" immediately following the semicolon in clause (k) of Section 8.1, (B) striking the period at the end of clause (l) of Section 8.1 and inserting "; and" in lieu thereof, and (c) inserting a new clause (m) to read as follows:

                    (m) Indebtedness (not otherwise permitted by this Section
               8.1) incurred by TdB at any time after the Effective Date; provided, however, such Indebtedness shall not exceed an aggregate amount of $40,000,000 and, provided, further, that not less than $25,000,000 of such Indebtedness shall be utilized to refinance the TdB BNDES facility that matured in March 2007.

               (iii) by (A) striking the word "and" immediately following the semicolon in clause (g) of Section 8.2, (B) striking the period at the end of clause (h) of Section 8.2 and inserting "; and" in lieu thereof, and (c) inserting a new clause (i) to read as follows:

                    (i) Liens on the assets of TdB securing additional
               Indebtedness of TdB permitted under Section 8.1(m)

               (iv) By inserting the following new Section 8.20 immediately after the existing Section 8.19 to read as follows:

                    Neither the Borrower nor any of its Subsidiaries shall (i)
               in respect of TMT, incur or suffer to exist any Indebtedness (other than Indebtedness existing immediately prior to the Effective Date), (ii) make any additional Investment in TMT or transfer of assets to TMT (other than payments made (x) to Cross-Over Vendors described in clause (i) of such definition so long as such payments do not exceed in the aggregate $2,500,000,
               (y) to Cross-Over Vendors described in clause (ii) of such definition so long as such payments do not exceed in the aggregate

               $1,000,000, and (z) for purchases of inventory and equipment by the Borrower or any of its Subsidiaries from TMT so long as such purchases are made for Fair Market Value and on a basis no less favorable to the Borrower or, as the case may be, such Subsidiary thereof as would be obtained in comparable arm's length transactions with a Person that is not an Affiliate of TMT, (iii) pay any Indebtedness or other obligations of TMT, or (iv) otherwise provide any additional funding, financing or credit to TMT; provided, however, that the foregoing prohibition shall not limit the ability of the Borrower or any of its Subsidiaries to make the Restructuring Payments.

          (j) Article IX of the Credit Agreement is hereby amended as follows:

               (i) by deleting the introductory clause thereof and inserting the following in lieu thereof:

                    Each of the following events shall be an Event of Default
               (except that the following shall have no application to (x) Tecumseh Italy as long as the Borrower is diligently pursuing the dissolution or liquidation of Tecumseh Italy, (y) TPIL so long as any Loan Party is pursuing the discontinuance of the operation and liquidation of TPIL provided such discontinuance and liquidation is funded entirely from existing funds available to TPIL or from the proceeds of the sale or liquidation of TPIL's assets or (z) TMT so long as a TMT Restructuring is pending):

               (ii) by deleting in clause 9.1(d)(i) the word "or" immediately before "Article VII (Negative Covenants)" and inserting immediately after "Section 7.18 (Transfer and Termination of Title IV Plans)" and prior to "or Article VII (Negative Covenants)" the following:

                    or Section 7.21 (Retention of the Operations Advisor)

               (iii) by deleting the word "or" following the semicolon in clause
          (l) of Section 9.1; and:

               (iv) by deleting the period at the end of clause (m) of Section
          9.1 and inserting "; or" in lieu thereof; and

               (v) by inserting a new clause (n) in Section 9.1 to read as follows:

                    (n) There shall occur a breach of the provisions of Sections
               1, 2, 3 or 5 of the Settlement Agreement which breach shall remain unremedied for 30 days.

          (k) Annex A to the definition of Disposition Adjustment is amended by deleting the charts on the existing Annex A thereto and inserting the charts on attached Annex A in lieu thereof.

     3. WAIVER AND CONSENT.

          (a) As of the Second Amendment Effective Date, the Lender and the Administrative Agent hereby waive the Existing Defaults.

          (b) The Administrative Agent and the Lender hereby waive any default interest chargeable on the Loans pursuant to Section 2.7 (f) solely in respect of the Existing Defaults

          (b) The Lender hereby consents to the Borrower's request for a one time extension of the delivery date of the annual report for the Fiscal Year ended December 31, 2006, due within 90 days after the end of such Fiscal Year pursuant to Section 6.1(c) of the Credit Agreement, to April 15, 2007.

     4. CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AMENDMENT. This Amendment shall become effective as of March 31, 2007 on the date (the "Second Amendment Effective Date") when the Administrative Agent shall have received all of the following, each of which shall be in form and substance satisfactory to the Administrative Agent:

          (a) Certain Documents. The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative
Agent:

               (i) this Amendment, executed by the Borrower and the Collateral Agent;

               (ii) the Consent of Guarantors, in the form attached hereto as Exhibit B, executed by each Guarantor;

               (iii) Amendment No. 5 to the First Lien Credit Agreement, executed by the Borrower and the First Lien Secured Parties;

               (iv) the Warrants; and

               (v) such additional documentation as the Lender may reasonably require.

          (b) Payment of Fees, Costs and Expenses. The Administrative Agent shall have received payment of all fees, costs and expenses as required by Sections 9 and 10 hereof, including, without limitation, all fees, costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent) in connection with this Amendment, the Credit Agreement and each other Loan Document.

          (c) Expense Deposit. The Administrative Agent shall have received a deposit in an amount equal to Two Hundred Fifty Thousand Dollars ($250,000) to be applied by the Administrative Agent to the payment of fees, costs and expenses payable to the Administrative Agent under Section 11.3 of the Credit Agreement following the Second Amendment Effective Date, including, without limitation, all fees, costs and expenses of the Administrative Agent

(including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent).

          (d) Representations and Warranties. Each of the representations and warranties contained in Section 5 below shall be true and correct.

          (e) No Default or Event of Default. After giving effect to this Amendment and Amendment No. 5 to the First Lien Credit Agreement, no Default or Event of Default shall have occurred and be continuing.

     5. REPRESENTATIONS AND WARRANTIES. On and as of the date hereof, and as of the Second Amendment Effective Date, after giving effect to this Amendment and Amendment No. 5 to the First Lien Credit Agreement, the Borrower hereby represents and warrants to the Lender as follows:

          (a) Each of the representations and warranties contained in Article IV of the Credit Agreement, the other Loan Documents or in any certificate, document or financial or other statement furnished at any time under or in connection therewith are or were true and correct in all material respects on and as of the date as if made on and as of such date, except to the extent that such representations and warranties specifically relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date; and

          (b) No Default or Event of Default has occurred and is continuing.

     6. RELEASE. Each of the Borrower and each Guarantor (A) acknowledges and agrees that it has no defenses, counterclaim or offset to the amounts outstanding under the Credit Agreement or the other Loan Documents and that it has no actual or potential claim or cause of action against the Administrative Agent or any Lender with respect to any matters through the Effective Date, and
(B) hereby waives and agrees not to assert any claims or causes of action against the Administrative Agent, any Lender or any of their Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, whether known or unknown, matured or contingent, including, without limitation, for special, indirect, consequential or punitive damages, arising by virtue of any actions taken, actions omitted, or the occurrence of any event prior to the Effective Date, arising out of or relating to, or in connection with, this Amendment No. 2, the Credit Agreement, the use of the proceeds of any Loan, the other Loan Documents or any of the transactions entered into in connection therewith or contemplated thereby.

     7. CONTINUING EFFECT; NO OTHER AMENDMENTS. Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. The amendments, waiver and consents contained herein shall not constitute an amendment, waiver or consent to any other provision of the Credit Agreement or the other Loan Documents or for any other purpose except as expressly set forth herein.

     8. LOAN DOCUMENTS. This Amendment is deemed to be a "Loan Document" for the purposes of the Credit Agreement.

     9. FEES. As consideration for the execution of this Amendment, the Borrower agrees (a) to pay on the Second Amendment Effective Date to the Lender a fee equal to $750,000, and (b) to issue the Warrants to the Lender on the Second Amendment Effective Date.

     10. COSTS AND EXPENSES. The Borrower agrees to pay on demand on the Second Amendment Effective Date all costs and expenses of the Administrative Agent incurred from and after the Closing Date through and including the Second Amendment Effective Date and payable to the Administrative Agent under Section
11.3 of the Credit Agreement, including, without limitation, all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and other instruments and documents to be delivered pursuant hereto, including the reasonable and documented fees and out-of-pocket expenses of counsel and financial advisor (including financial advisory fees and expenses payable pursuant to the invoice presentable for payment on April 15, 2007 in the amount of $252,252.57) for the Administrative Agent with respect thereto.

     11. GOVERNING LAW; COUNTERPARTS; MISCELLANEOUS.

          (a) This Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

          (b) This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

          (c) Section captions used in this Amendment are for convenience only and shall not affect the construction of this Amendment.

          (d) From and after the Second Amendment Effective Date, all references in the Credit Agreement to the "Agreement" shall be deemed to be references to such Agreement as modified hereby and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.

          (e) Delivery of an executed signature page of this Amendment by facsimile or by email in portable document format (.pdf) shall be effective as delivery of an original manually executed counterpart hereof.

                            [signature pages follow]

          IN WITNESS WHEREOF, the undersigned parties have executed this Amendment No. 2 to the Credit Agreement to be effective for all purposes as of the Second Amendment Effective Date.

                                        Borrower

                                        TECUMSEH PRODUCTS COMPANY
                                        as Borrower


                                        By: /s/ James S. Nicholson
                                            ------------------------------------
                                        Name: James S. Nicholson
                                        Title: Vice President, Treasurer and
                                               Chief Financial Officer

       [SIGNATURE PAGE TO AMENDMENT NO. 2 TO SECOND LIEN CREDIT AGREEMENT]

Lender

                                        TRICAP PARTNERS II L.P.
                                        as Lender

                                        By: Tricap Partners II GP L.P.
                                        Its: General Partner

                                        By: Tricap Partners Ltd.
                                        Its: General Partner


                                        By: /s/ Gary Franko
                                            ------------------------------------
                                        Name: Gary Franko
                                        Its: Vice President

       [SIGNATURE PAGE TO AMENDMENT NO. 2 TO SECOND LIEN CREDIT AGREEMENT]

Administrative Agent

                                        TRICAP PARTNERS II GP L.P.
                                        as Administrative Agent

                                        By: Tricap Partners Ltd.
                                        Its: General Partner


                                        By: /s/ Gary Franko
                                            ------------------------------------
                                        Name: Gary Franko
                                        Title: Vice President

       [SIGNATURE PAGE TO AMENDMENT NO. 2 TO SECOND LIEN CREDIT AGREEMENT]

Collateral Agent

                                        Citicorp USA, Inc.,
                                        as Collateral Agent


                                        By: /s/ Matthew Clendenny
                                            ------------------------------------
                                        Name: Matthew Clendenny
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------

       [SIGNATURE PAGE TO AMENDMENT NO. 2 TO SECOND LIEN CREDIT AGREEMENT]

                                                                       EXHIBIT A

                                    WARRANTS

                                 (SEE ATTACHED)

         [EXHIBIT A TO AMENDMENT NO. 2 TO SECOND LIEN CREDIT AGREEMENT]

                                                                       EXHIBIT B

                              CONSENT OF GUARANTORS

                                                       Dated as of April 9, 2007

          Each of the undersigned companies, as a Guarantor under the Guaranty dated November 13, 2006 (the "Guaranty") in favor of the Secured Parties under the Credit Agreement referred to in the foregoing Amendment, hereby consents to such Amendment and hereby confirms and agrees that notwithstanding the effectiveness of such Amendment, the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in the Guaranty to the "Credit Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment.

                            [Signature pages follow]

      GUARANTOR CONSENT TO AMENDMENT NO. 2 TO SECOND LIEN CREDIT AGREEMENT

          IN WITNESS WHEREOF, the parties hereto have consented to this Amendment No. 2, as of the date first written above.

                                        CONVERGENT TECHNOLOGIES INTERNATIONAL,
                                        INC.
                                        TECUMSEH TRADING COMPANY
                                        EVERGY, INC.
                                        FASCO INDUSTRIES, INC.
                                        MANUFACTURING DATA SYSTEMS, INC.
                                        M. P. PUMPS, INC.
                                        TECUMSEH CANADA HOLDING COMPANY
                                        TECUMSEH COMPRESSOR COMPANY
                                        TECUMSEH POWER COMPANY
                                        VON WEISE GEAR COMPANY
                                        as U.S. Guarantors


                                        By: /s/ James S. Nicholson
                                            ------------------------------------
                                        Name: James S. Nicholson
                                        Title: Vice President and Treasurer


                                        EUROMOTOR, INC.
                                        as U.S. Guarantor


                                        By: /s/ James S. Nicholson
                                            ------------------------------------
                                        Name: James S. Nicholson
                                        Title: Vice President


                                        HAYTON PROPERTY COMPANY, LLC
                                        Tecumseh do Brasil USA, LLC
                                        as U.S. Guarantors


                                        By: /s/ James S. Nicholson
                                            ------------------------------------
                                        Name: James S. Nicholson
                                        Title: President

             [SIGNATURE PAGE TO GUARANTOR CONSENT TO AMENDMENT NO. 2
                        TO SECOND LIEN CREDIT AGREEMENT]

                                        TECUMSEH PRODUCTS OF CANADA LIMITED,
                                        as Canadian Guarantor


                                        By: /s/ James S. Nicholson
                                            ------------------------------------
                                        Name: James S. Nicholson
                                        Title: Vice President and Treasurer


                                        FASCO MOTORS COMPANY,
                                        as Canadian Guarantor


                                        By: /s/ James S. Nicholson
                                            ------------------------------------
                                        Name: James S. Nicholson
                                        Title: Vice President

             [SIGNATURE PAGE TO GUARANTOR CONSENT TO AMENDMENT NO. 2
                        TO SECOND LIEN CREDIT AGREEMENT]

                                                                       EXHIBIT C

                       [SETTLEMENT AND RELEASE AGREEMENT]

         [EXHIBIT C TO AMENDMENT NO. 2 TO SECOND LIEN CREDIT AGREEMENT]

                                     ANNEX A

                                  SUBJECT UNITS

* Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission

***:

                                  CUMULATIVE      CUMULATIVE SALES
                              EBITDA ADJUSTMENT      PROJECTION
CUMULATIVE REPORTING PERIOD    ($ IN MILLIONS)     ($ IN MILLIONS)
---------------------------   -----------------   ----------------
    10/01/2006-12/31/06               *                   *
     10/01/2006-3/31/07               *                   *
     10/01/2006-6/30/07               *                   *
     10/01/2006-9/30/07               *                   *
    10/01/2006-12/31/07               *                   *

          QUARTERLY PROJECTED EBITDA COVENANT   SALES PROJECTION
QUARTER             ($ IN MILLIONS)              ($ IN MILLIONS)
-------   -----------------------------------   ----------------
Q4-2006                    *                            *
Q1-2007                    *                            *
Q2-2007                    *                            *
Q3-2007                    *                            *
Q4-2007                    *                            *

          [ANNEX A TO AMENDMENT NO. 2 TO SECOND LIEN CREDIT AGREEMENT]

**:

                          CUMULATIVE      CUMULATIVE SALES
                      EBITDA ADJUSTMENT      PROJECTION
  REPORTING PERIOD     ($ IN MILLIONS)     ($ IN MILLIONS)
  ----------------    -----------------   ----------------
10/01/2006-12/31/06           *                   *
10/01/2006-3/31/07            *                   *
10/01/2006-6/30/07            *                   *
10/01/2006-9/30/07            *                   *
10/01/2006-12/31/07           *                   *

          QUARTERLY PROJECTED EBITDA COVENANT   SALES PROJECTION
QUARTER             ($ IN MILLIONS)              ($ IN MILLIONS)
-------   -----------------------------------   ----------------
Q4-2006                    *                            *
Q1-2007                    *                            *
Q2-2007                    *                            *
Q3-2007                    *                            *
Q4-2007                    *                            *

          [ANNEX A TO AMENDMENT NO. 2 TO SECOND LIEN CREDIT AGREEMENT]

**:

                                          CUMULATIVE SALES
                          CUMULATIVE         PROJECTION
  REPORTING PERIOD    EBITDA ADJUSTMENT    ($ IN MILLIONS)
  ----------------    -----------------   ----------------
10/01/2006-12/31/06           *                   *
 10/01/2006-3/31/07           *                   *
 10/01/2006-6/30/07           *                   *
 10/01/2006-9/30/07           *                   *
10/01/2006-12/31/07           *                   *

          QUARTERLY PROJECTED EBITDA COVENANT   SALES PROJECTION
QUARTER             ($ IN MILLIONS)              ($ IN MILLIONS)
-------   -----------------------------------   ----------------
Q4-2006                    *                           *
Q1-2007                    *                           *
Q2-2007                    *                           *
Q3-2007                    *                           *
Q4-2007                    *                           *

          [ANNEX A TO AMENDMENT NO. 2 TO SECOND LIEN CREDIT AGREEMENT]